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                                                                    EXHIBIT 16.1

                        [LETTERHEAD OF BDO SEIDMAN, LLP]
                                  561-688-1600


January 26, 2000

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 24, 2000 to be filed by our former client, the IMX Pharmaceuticals, Inc. We agree with the statements made in response to that
Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP
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BDO Seidman, LLP




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